EXHIBIT 99.1

Internap Reports Second Quarter 2014 Financial Results

●	Revenue of $84.1 million, up 20% versus the second quarter of 2013

●	Data center services revenue of $61.4 million, up 35% versus the second quarter of 2013

●	Segment margin1 of 56.5%, up 320 basis points year-over-year

●	Adjusted EBITDA2 of $18.5 million increased 32% versus the second quarter of 2013

●	Adjusted EBITDA margin2 of 22.0%, up 190 basis points year-over-year

ATLANTA, GA – (July 29, 2014) Internap Network Services Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the second quarter of 2014.

“We delivered solid financial results for the second quarter of 2014 driven by strong growth in our core data center services business. The continued execution of our strategy to provide high-performance hybrid Internet infrastructure services is reflected in the revenue growth, segment margin expansion and record adjusted EBITDA margin for the quarter,” said Eric Cooney, President and Chief Executive Officer of Internap. “With greater clarity on the future New York data center migration and IP services segment margin, we move into the second half of 2014 with a simplified focus to leverage our performance-based differentiation in support of long-term profitable growth and stockholder value creation.”

Second Quarter 2014 Financial Summary

				YoY	QoQ
	2Q 2014	2Q 2013	1Q 2014	Growth	Growth
Revenues:
Data center services	$61,395	$45,580	$58,283	35%	5%
IP services	22,673	24,403	23,678	-7%	-4%
Total Revenues	$84,068	$69,983	$81,961	20%	3%

Operating Expenses	$88,582	$71,082	$86,498	25%	2%

GAAP Net Loss	$(11,185)	$(3,702)	$(10,675)	202%	5%

Normalized Net Loss2	$(7,668)	$(1,278)	$(7,265)	500%	6%

Segment Profit1	$47,506	$37,330	$46,201	27%	3%
Segment Profit Margin	56.5%	53.3%	56.4%	320 BPS	10 BPS

Adjusted EBITDA	$18,503	$14,067	$17,799	32%	4%
Adjusted EBITDA Margin	22.0%	20.1%	21.7%	190 BPS	30 BPS

1

Revenue

●
Revenue totaled $84.1 million in the second quarter, an increase of 20% year-over-year and 3% sequentially. The increase in revenue was due to growth in our data center services segment, which includes $11.5 million of revenue attributable to iWeb, which we acquired in November 2013.

●
Data center services revenue totaled $61.4 million in the second quarter, an increase of 35% year-over-year and 5% sequentially. Both increases were attributable to increased sales of core data center services including iWeb.

●
IP services revenue totaled $22.7 million in the second quarter, a decrease of 7% year-over-year and 4% sequentially. Both decreases were driven by per unit price declines in IP and the loss of legacy contracts at higher effective prices, partially offset by an increase in overall traffic.

Net Loss

●
GAAP net loss was $(11.2) million, or $(0.22) per share, compared with $(3.7) million, or $(0.07) per share, in the second quarter of 2013 and $(10.7) million, or $(0.21) per share, in the first quarter of 2014.

●
Normalized net loss was $(7.7) million, or $(0.15) per share, compared with normalized net loss of $(1.3) million, or $(0.03) per share, in the second quarter of 2013, and normalized net loss of $(7.3) million, or $(0.14) per share, in the first quarter of 2014.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $47.5 million in the second quarter, a 27% increase compared with the second quarter of 2013 and a 3% increase from the first quarter of 2014. Segment margin was 56.5%, an increase of 320 basis points year-over-year and 10 basis points sequentially.

●
Data center services segment profit totaled $34.8 million in the second quarter, a 52% increase compared with the second quarter of 2013 and an 8% increase from the first quarter of 2014. Data center services segment margin was 56.7% in the second quarter, up 640 basis points year-over-year and 110 basis points sequentially. An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers, hosting and cloud services and the contribution from iWeb drove data center services segment profit and margin higher.

●
IP services segment profit totaled $12.7 million in the second quarter, a 12% decrease compared with the second quarter of 2013 and an 8% decrease from the first quarter of 2014. IP services segment margin was 55.9% in the second quarter, down 310 basis points year-over-year and 240 basis points sequentially. Lower IP transit revenue and the loss of legacy contracts led to a decrease in IP services segment profit and margin.

●
Adjusted EBITDA totaled $18.5 million in the second quarter, a 32% increase compared with the second quarter of 2013 and a 4% increase from the first quarter of 2014. Adjusted EBITDA margin was 22.0% in the second quarter, up 190 basis points year-over-year and 30 basis points sequentially. Both the year-over-year and sequential increases in adjusted EBITDA and adjusted EBITDA margin were attributable to increased segment profit in our data center services segment, including iWeb.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $27.9 million at June 30, 2014. Total debt was $355.4 million, net of discount, at the end of the quarter, including $60.6 million in capital lease obligations.

●	Cash generated from operations for the three months ended June 30, 2014 was $11.1 million. Capital expenditures over the same period were $13.1 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●
We expanded our bare-metal public cloud service to London and Hong Kong. Internap’s expanded bare-metal cloud footprint – which includes existing locations in Amsterdam, Singapore, Dallas, New York Metro and Santa Clara, California – addresses growing demand for cloud services that can meet the high-performance requirements of globally distributed, real-time, data-intensive applications, like big data analytics, mobile and digital advertising and online gaming.

2

●
Internap launched the general availability of our next-generation OpenStack powered public cloud, AgileCLOUD.  It is a massively scalable, flexible and cost-efficient public cloud platform designed to meet the demands of large-scale, performance-intensive application environments.

●
Internap’s Atlanta data center recently received ENERGY STAR certification, a program run by the U.S. Environmental Protection Agency to identify ways in which energy efficiency can be measured, documented and implemented in data centers.

●	We had approximately 12,000 customers at June 30, 2014.

1
Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2
Adjusted EBITDA, adjusted EBITDA margin and normalized net loss are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net loss are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

Conference Call Information

Internap’s second quarter 2014 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Tuesday, July 29, 2014 at 8 p.m. ET through Monday, August 4, 2014 at 855-859-2056 using replay code 72250083. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our ability to drive long-term profitable growth and create stockholder value. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

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INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Data center services	$61,395	$45,580	$119,678	$89,973
Internet protocol (IP) services	22,673	24,403	46,351	49,710
Total revenues	84,068	69,983	166,029	139,683

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	26,563	22,643	52,454	45,290
IP services	9,999	10,010	19,869	20,234
Direct costs of customer support	9,553	7,372	18,480	14,523
Direct costs of amortization of acquired technologies	1,551	1,190	3,012	2,369
Sales and marketing	9,977	8,077	20,080	15,561
General and administrative	11,429	9,555	22,826	19,242
Depreciation and amortization	17,917	11,554	35,382	21,811
Loss (gain) on disposal of property and equipment, net	32	(2)	32	-
Exit activities, restructuring and impairments	1,561	683	2,945	932
Total operating costs and expenses	88,582	71,082	175,080	139,962
Loss from operations	(4,514)	(1,099)	(9,051)	(279)

Non-operating expenses:
Interest expense	6,806	2,474	13,297	4,895
Other, net	382	479	483	610
Total non-operating expenses	7,188	2,953	13,780	5,505

Loss before income taxes and equity in (earnings) of equity-method investment	(11,702)	(4,052)	(22,831)	(5,784)
Benefit for income taxes	(437)	(288)	(853)	(352)
Equity in (earnings) of equity-method investment, net of taxes	(80)	(62)	(117)	(87)

Net loss	$(11,185)	$(3,702)	$(21,861)	$(5,345)

Basic and diluted net loss per share	$(0.22)	$(0.07)	$(0.43)	$(0.10)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	51,045	50,856	51,125	50,965

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INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	June 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$27,863	$35,018
Accounts receivable, net of allowance for doubtful accounts of $1,793 and $1,995, respectively	18,541	23,927
Deferred tax asset	472	371
Prepaid expenses and other assets	15,467	22,533
Total current assets	62,343	81,849
Property and equipment, net	338,015	331,963
Investment in joint venture	2,737	2,602
Intangible assets, net	54,969	57,699
Goodwill	130,313	130,387
Deposits and other assets	9,432	7,999
Deferred tax asset	1,629	1,742
Total assets	$599,438	$614,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,711	$29,774
Accrued liabilities	13,054	13,549
Deferred revenues	7,959	6,729
Capital lease obligations	6,195	5,489
Term loan, less discount of $1,424 and $1,387, respectively	1,576	1,613
Exit activities and restructuring liability	2,279	2,286
Other current liabilities	2,428	2,493
Total current liabilities	58,202	61,933

Deferred revenues	3,847	3,804
Capital lease obligations	54,409	49,800
Term loan, less discount of $7,290 and $8,006 respectively	288,210	288,994
Revolving credit facility	5,000	-
Exit activities and restructuring liability	3,196	1,877
Deferred rent	11,778	14,617
Deferred tax liability	7,492	8,591
Other long-term liabilities	2,784	2,415
Total liabilities	434,918	432,031

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 54,385 and 54,023 shares outstanding, respectively	54	54
Additional paid-in capital	1,258,072	1,253,106
Treasury stock, at cost; 552 and 461 shares, respectively	(4,159)	(3,474)
Accumulated deficit	(1,087,881)	(1,066,020)
Accumulated items of other comprehensive loss	(1,566)	(1,456)
Total stockholders’ equity	164,520	182,210
Total liabilities and stockholders’ equity	$599,438	$614,241

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INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Net loss	$(11,186)	$(3,702)	$(21,861)	$(5,345)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,468	12,743	38,394	24,180
Impairment of property and equipment	537	555	537	555
Amortization of debt discount	343	60	678	120
Stock-based compensation expense, net of capitalized amount	1,956	1,741	3,897	3,378
Equity in (earnings) of equity-method investment	(80)	(61)	(117)	(87)
Provision for doubtful accounts	134	518	177	847
Non-cash change in capital lease obligations	325	-	353	121
Non-cash change in exit activities and restructuring liability	1,243	156	2,851	550
Non-cash change in deferred rent	(646)	(447)	(1,382)	(877)
Deferred taxes	(476)	(36)	(1,134)	101
Other, net	278	151	489	92
Changes in operating assets and liabilities:	-
Accounts receivable	4,273	(3,131)	5,209	(3,386)
Prepaid expenses, deposits and other assets	(2,511)	(764)	(3,191)	(367)
Accounts payable	(5,089)	841	(3,199)	(3,739)
Accrued and other liabilities	2,365	(266)	2,804	(1,097)
Deferred revenues	934	122	1,328	(249)
Exit activities and restructuring liability	(776)	(729)	(1,540)	(1,466)
Other liabilities	3	(596)	7	(596)
Net cash flows provided by operating activities	11,095	7,155	24,300	12,735

Cash Flows from Investing Activities:
Purchases of property and equipment	(12,505)	(13,636)	(37,261)	(20,545)
Additions to acquired technology	(563)	(269)	(1,300)	(269)
Net cash from acquisition	-	-	74	-
Net cash flows used in investing activities	(13,068)	(13,905)	(38,487)	(20,814)

Cash Flows from Financing Activities:
Proceeds from credit agreements	5,000	-	5,000	9,999
Principal payments on credit agreements	(750)	(875)	(1,500)	(1,750)
Return of deposit collateral on credit agreement	1,775	-	6,153	-
Payments on capital lease obligations	(1,383)	(1,169)	(2,743)	(2,273)
Proceeds from exercise of stock options	18	451	878	1,848
Tax withholdings related to net share settlements of restricted stock awards	(85)	(91)	(685)	(1,323)
Other, net	(45)	557	(89)	(82)
Net cash flows provided by (used in) financing activities	4,530	(1,127)	7,014	6,419
Effect of exchange rates on cash and cash equivalents	104	(7)	18	(225)
Net increase (decrease) in cash and cash equivalents	2,661	(7,884)	(7,155)	(1,885)
Cash and cash equivalents at beginning of period	25,202	34,552	35,018	28,553
Cash and cash equivalents at end of period	$27,863	$26,668	$27,863	$26,668

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●
Adjusted EBITDA is loss from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

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INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Loss from operations (GAAP)	$(4,514)	$(4,537)	$(1,099)
Depreciation and amortization, including amortization of acquired technologies	19,468	18,926	12,744
Loss (gain) on disposal of property and equipment, net	32	-	(2)
Exit activities, restructuring and impairments	1,561	1,384	683
Stock-based compensation	1,956	1,941	1,741
Acquisition costs	-	85	-
Adjusted EBITDA (non-GAAP)	$18,503	$17,799	$14,067

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INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Net loss (GAAP)	$(11,185)	$(10,675)	$(3,702)
Exit activities, restructuring and impairments	1,561	1,384	683
Stock-based compensation	1,956	1,941	1,741
Acquisition costs	-	85	-
Normalized net loss (non-GAAP)	(7,668)	(7,265)	(1,278)

Normalized net income allocable to participating securities (non-GAAP)	-	-	-
Normalized net loss available to common stockholders (non-GAAP)	$(7,668)	$(7,265)	$(1,278)
Participating securities (GAAP)	1,119	1,105	997

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	51,045	51,027	50,856

Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	51,045	51,027	50,856

Loss per share (GAAP):
Basic and diluted	$(0.22)	$(0.21)	$(0.07)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.15)	$(0.14)	$(0.03)

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INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Revenues:
Data center services	$61,395	$58,283	$45,580
IP services	22,673	23,678	24,403
Total	84,068	81,961	69,983

Direct cost of network, sales and services, exclusive of depreciation and amortization:
Data center services	26,563	25,891	22,643
IP services	9,999	9,869	10,010
Total	36,562	35,760	32,653

Segment Profit:
Data center services	34,832	32,392	22,937
IP services	12,674	13,809	14,393
Total	$47,506	$46,201	$37,330

Segment Margin:
Data center services	56.7%	55.6%	50.3%
IP services	55.9%	58.3%	59.0%
Total	56.5%	56.4%	53.3%

12